Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

•	Affinion Group, Inc. (formerly Affinity Acquisition, Inc.) (DE)
•	Affinion Net Patents, Inc. (DE)
•	Affinion Group, LLC (formerly Cendant Marketing Group, LLC) (DE)
•	Affinion Membership Services Holdings Subsidiary LLC (formerly Cendant Membership Services Holdings Subsidiary LLC)
•	Affinion Benefits Group, Inc. (Progeny Marketing Innovations Inc.) (DE)
•	Affinion Data Services, Inc. (formerly Cendant Data Services, Inc.) (DE)
•	Entertainment Publications of Argentina, S.A. (Argentina)
•	Entertainment Publications de Mexico, S.A. de C.V. (Mexico)
•	Affinion Publishing, Inc. LLC. (formerly Cendant Publishing, Inc.) (DE)
•	Credit Card Sentinel Sweden AB (Sweden)
•	CUC Asia Holdings (DE)
•	CED Australasia Limited (New Zealand) (formerly Cendant Australasia Limited)
•	Long Term Preferred Care, Inc. (TN)
•	Trilegiant Corporation (formerly CMS Subsidiary, Inc.) (DE)
•	Cardwell Agency Inc. (VA)
•	Safecard Services Insurance Company (ND)
•	Trilegiant Insurance Services, Inc. (formerly Cendant Membership Insurance Services, Inc.) (DE)
•	Affinion Loyalty Group, Inc. (formerly Trilegiant Loyalty Solutions, Inc.) (DE)
•	Affinion Loyalty, LLC (DE)
•	Trilegiant Retail Services, Inc. (DE)
•	Trilegiant Auto Services, Inc. (WY)
•	Consumer Alliance Group Inc. (NB, Canada)
•	Travelers Advantage Services, Inc. (DE)
•	Affinion International Holdings Limited (formerly Cendant International Holdings Limited) (UK)
•	Affinion International Limited (formerly Cims Limited) (UK) with a French Branch
•	Affinion International Limited (formerly Cims Ireland Ltd.) (Ireland)
•	Bassae Holding B.V. (The Netherlands)
•	Affinion International Assurances SARL (formerly Cendant Assurances SARL) (France)
•	Affinion International Voyages SARL (formerly Cendant Voyages SARL) (France)
•	Affinion International B.V. (formerly Cims B.V.) (The Netherlands)
•	Affinion S.r.1. (Proprietary) Limited (formerly Cims S.r.l.) (Italy)
•	Affinion International Insurance Broker S.r.l. (formerly Cims Marketing Insurance Broker S.r.l.) (Italy)
•	Affinion International S.A. (formerly Cims Specialists Marketing SA) (Spain)
•	Affinion International Holdco (Proprietary) Limited (formerly Cims South Africa Holdco (Proprietary) Limited) (South Africa) (formerly Cims Specialist Marketing (Pty.) Ltd.)
•	Cims South Africa (Proprietary) Limited (South Africa) (formerly Multi Emergency Management (Pty) Limited)
•	Toro Lifestyle (Pty) Ltd. (formerly Acclaim Investments Proprietary Ltd.) (South Africa)
•	Affinion International Holdco AS (formerly Membership Services Nordic AS) (Norway)
•	Benima Holdings AS (Norway)

•	Affinion International OY AB (formerly Cendant Nordic Membership Services OY AB) (Finland)
•	Affinion International AS (formerly Cims AS) (Norway)
•	Affinion International AB (formerly Cims AB) (Sweden)
•	Affinion International ApS (formerly Cims ApS) (Denmark)
•	Affinion International (formerly Cims GmbH) (Germany)
•	Cims UK (UK)
•	Cims Financial Ltd (UK)
•	Entertainment Publications Limited (UK)